COEUR ANNOUNCES COMPLETION OF 1-for-10 REVERSE STOCK SPLIT ON NYSE

COEUR D’ALENE, Idaho – May 27, 2009 — Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM, ASX:CXC) announced today that its previously disclosed 1-for-10 reverse stock split was completed effective as of 6:01 p.m., Eastern time, on May 26, 2009. Trading of Coeur’s common stock on the NYSE will begin on a split-adjusted basis at the open of trading today, May 27, 2009, under Coeur’s new CUSIP number, 192108504 (Old CUSIP Number: 192108108). It is expected that the common stock will commence trading on the Toronto Stock Exchange on a split-adjusted basis at the opening of the market on or about May 29, 2009.

As a result of the reverse stock split, every 10 shares of Coeur’s common stock issued and outstanding immediately prior to the effective time were combined into one (1) share of common stock, subject to the elimination of fractional shares. Additional terms and procedures governing the reverse stock split were previously disclosed by the Company in its press release issued by the Company on May 18, 2009 and are set forth in more detail in Coeur’s definitive proxy statement, dated April 1, 2009, which is available on the SEC’s website, www.sec.gov, and the Company’s website, www.coeur.com.

The number of shares of Coeur common stock issued and outstanding have been reduced from approximately 686,320,000 shares, to approximately 68,632,000 shares post-split, without accounting for fractional shares. The number of shares reserved for issuance under Coeur’s equity compensation plans have been reduced proportionately.

The Company has posted a Frequently Asked Questions (FAQ) document to its website at www.coeur.com.

About Coeur
Coeur d’Alene Mines Corporation is one of the world’s leading silver companies and also a significant gold producer. Coeur will have its first full year of production this year at the world’s largest pure silver mine — San Bartolomé in Bolivia – and began production in March at another world-leading silver mine – Palmarejo in Mexico.  The Company also operates underground mines in southern Chile and Argentina and one surface mine in Nevada; and owns non-operating interests in two low-cost mines in Australia. The Company also owns a major gold project — Kensington in Alaska — and conducts exploration activities in Argentina, Chile and Mexico.  Coeur common shares are traded on the New York Stock Exchange under the symbol CDE, the Toronto Stock Exchange under the symbol CDM, and its CHESS Depositary Interests are traded on the Australian Securities Exchange under symbol CXC.

For Additional Information:
Investors
Director of Investor Relations
Karli Anderson, 208-665-0345

Media
Director of Corporate Communications
Tony Ebersole, 208-665-0777

Cautionary Statement

This press release contains forward-looking statements within the meaning of securities legislation in the United States, Canada, and Australia, including statements regarding anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur. Operating, exploration and financial data, and other statements in this presentation are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC, the Canadian securities regulators, and the Australian Securities Exchange, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by first parties in respect of Coeur, its financial or operating results or its securities.

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